Sub-Item 77Q(1):  Exhibits

Copies of any material amendments to the registrant's charter or by-laws

At a Meeting of the Board of Trustees (the "Board") of Driehaus Mutual Funds (the "Trust") held on June 6, 2013, the Board approved an Amended and Restated Declaration of Trust of the Trust. A copy of the Trust's Amended and Restated Declaration of Trust dated June 6, 2013 is incorporated herein by reference to Exhibit (a)(i) of Post-Effective Amendment
No. 70 to Registrant's Registration Statement on Form N-1A filed with the SEC on August 1, 2013.